Exhibit 10.34

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

SECOND LIEN INDEMNITY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by and from Fleischmann’s Vinegar Company, Inc., a Delaware corporation, “Grantor”

to Lawyers Title Realty Services, Inc., “Trustee”

for the benefit of BNP PARIBAS,
in its capacity as Pari Passu Agent, “Beneficiary”

Dated as of April 5, 2018

Location:1900 Brand Avenue

Municipality:Baltimore
State:Maryland
Parcel ID No.:Ward 27 Section 69 Block 4756 Lot 005; Ward 27, Section 69 Block 4756 Lot 002; Ward 27 Section 69 Block 4756 Lot 001
Legal Description:See Exhibit A attached

This deed of trust contains after-acquired property provisions and constitutes a fixture financing statement under the Maryland Uniform Commercial Code.

ATTORNEY CERTIFICATION:

This is to certify that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of the State of Maryland.

Name of Attorney:  Patrick J. Clancy

Signature of Attorney:  /s/ Patrick J. Clancy

THE MAXIMUM PRINCIPAL AMOUNT OF THE LOAN SECURED BY THE idot FOR THE MARYLAND PROPERTY IS CAPPED AND LIMITED TO $2,578,874.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed trust deeds and liens.

SECOND LIEN INDEMNITY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Deed of Trust”) is made as of April 5, 2018 by and among Fleischmann’s Vinegar Company, Inc., a Delaware corporation (together with its successors and permitted assigns, “Grantor”), having an address at 12604 Hiddencreek Way, Unit A, Cerritos, CA  90073, to Lawyers Title Realty Services, Inc. (“Trustee”), having an address at 2701 Emerywood Parkway, Suite 200, Richmond, VA 23294, for the benefit of BNP PARIBAS (“BNPP”), as Pari Passu Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York  10019 (BNPP, in such capacity, together with its successors and assigns, “Beneficiary”).

RECITALS

A.BNPP is party to that certain Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as it may be amended, restated, supplemented, replaced or otherwise modified from time to time the “Term Loan Intercreditor Agreement”), by and among BNPP in its capacity as collateral agent for the holders of the Term Loan Obligations (as defined therein) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Term Loan Agent”), BNPP in its capacity as collateral agent for the holders of the ABL Obligations (such holders collectively referred to herein as the “ABL Claimholders” and each, individually, as a “ABL Claimholder”) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Pari Passu Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined therein) (together with their respective successors and assigns in such capacity being hereinafter referred to as “ABL-Cattle Agent”), BNPP in its capacity as collateral agent for the holders of the ABL-Grain Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Grain Agent”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Trade Agent”), and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined therein).  Any capitalized term used in this Deed of Trust that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Deed of Trust as it is given in the Term Loan Intercreditor Agreement.

B.Grantor is one of the New Grantors under the Term Loan Agreement and has entered into a Guaranty in favor of ABL-Cattle Agent, a Guaranty in favor of ABL-Grain Agent and a Guaranty in favor of ABL-Trade Agent, each dated as of August 29, 2017, guaranteeing the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations, respectively (collectively, the “Guaranteed Obligations”).

C.Pursuant to the Term Loan Intercreditor Agreement, Grantor executes and delivers this Deed of Trust to secure the Guaranteed Obligations on a pari passu basis  (collectively the “Obligations Secured”).

D.Pursuant to the Term Loan Intercreditor Agreement, this Deed of Trust, in second lien and security interest status, will be and remain subject, junior and subordinate to that certain First Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of the date hereof, made by Grantor to Trustee, as trustee, for the benefit of Term Loan Agent (as it may hereafter be amended, restated, supplemented, renewed, consolidated, extended, substituted, replaced or otherwise modified from time to time, the “First Lien Deed of Trust”), and the First Lien Deed of Trust shall be prior and superior to this Deed of Trust.

DEFINITIONS

Environmental Law means all Federal, state or local laws, statutes, rules, regulations, ordinances, codes and common laws, together with all administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to pollution or protection of health or environmental media (i.e. air, soil, sediments, land surface, natural resources, and water), including (i) such laws relating to any actual or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials and (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, together with any amendments or reauthorizations thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

Event of Default means any “Event of Default” under any ABL Loan Document.

Hazardous Material means all substances and wastes defined pursuant to any Environmental Law as hazardous, toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious, radioactive, or pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and all other substances or wastes of a similar nature.

Permitted Liens means “Permitted Liens,” “Permitted Encumbrances” or similar terms as defined in the ABL Loan Documents and for avoidance of doubt, any Lien in favor of the Term Loan Collateral Agent to secure Term Loan Obligations under the Term Loan Documents.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Grantor has from time to time incurred or may incur or be liable to the ABL Claimholders and the Pari Passu Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, THE GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF PARI PASSU AGENT, AND GRANTS PARI PASSU AGENT (for the benefit of the Secured Parties) A SECURITY INTEREST IN the real estate legally described in Exhibit A hereto (the “Land”) in Baltimore (the “City”), Maryland (the “State”); together (i) with all right, title and interest, if any, that the Grantor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land (the “Improvements”); and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Grantor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Grantor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Grantor and Pari Passu Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Grantor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real

Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Term Loan Intercreditor Agreement, the Grantor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Grantor (i) pledges and assigns to the Pari Passu Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Pari Passu Agent all such leases, contracts and agreements (including all the Grantor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that so long as no Event of Default has occurred and is continuing, a license is hereby given to Grantor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Notwithstanding the foregoing or any other provision of this Mortgage including, without limitation, Section 2.1 of this Mortgage, the Mortgaged Property does not include any movable personal property or movable contents owned by Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

Nothing herein contained shall be construed as constituting the Pari Passu Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Pari Passu Agent.  Nothing contained in this Deed of Trust shall be construed as imposing on the Pari Passu Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Pari Passu Agent.  In the exercise of the powers herein granted the Pari Passu Agent, prior to Pari Passu Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Pari Passu Agent, all such liability being expressly waived and released by the Grantor, except for any such liability arising on account of the Pari Passu Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Trustee and the Pari Passu Agent, their respective beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Grantor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Grantor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Deed of Trust, (a) the Grantor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Grantor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Pari Passu Agent and the Grantor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Deed of Trust shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Grantor hereby grants a continuing second priority security interest to the Pari Passu Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Grantor and the “Secured Party” is the Pari Passu Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Pari Passu Agent may file this Deed of Trust, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property.  Any reproduction of this Deed of Trust or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Grantor authorizes the Pari Passu Agent to file any financing statement, continuation statement or other instrument that the Pari Passu Agent or the ABL Controlling Agent may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Term Loan Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in the ABL Loan Documents, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the ABL Controlling Agent.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Grantor warrants, represents, and covenants to Beneficiary and the ABL Claimholders as follows:

Section 3.1 Second Lien Status

.  Grantor shall preserve and protect the second priority lien of this Deed of Trust.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the ABL Loan Documents (including, if applicable, any requirement to provide a bond or other security satisfactory to Beneficiary).

Section 3.2 Payment of Taxes on this Deed of Trust

.  Without limiting any provision of the ABL Loan Documents, the Grantor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Grantor shall pay for such documentary stamps in the required amount and deliver them to the Pari Passu Agent or pay (or reimburse the Pari Passu Agent for) such taxes, assessments or impositions.  The Grantor agrees to provide to the Pari Passu Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Grantor is required or elects to pay under this Section.  The Grantor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Deed of Trust shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Deed of Trust shall, at the direction of the ABL Controlling Agent (or at the Pari Passu Agent’s option) and without any further documentation, attorn to the Pari Passu Agent as lessor if for any reason the Pari Passu Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Pari Passu Agent, and the Pari Passu Agent shall not be responsible under such Lease for matters arising prior to the Pari Passu Agent becoming lessor thereunder; provided that the Pari Passu Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the ABL Controlling Agent to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Grantor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Grantor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Grantor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Grantor change the use of the Mortgaged Property in any material way, without the consent of the ABL Controlling Agent, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to the Term Loan Intercreditor Agreement, the Grantor shall:

(a)At its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Pari Passu Agent, until the Obligations Secured are paid in full, (i) insurance upon the Mortgaged Property, in such form, written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated, with provisions reasonably satisfactory to the Pari Passu Agent for payment of all losses under applicable policies to the Pari Passu Agent (including a lender loss payee endorsement in favor of the Pari Passu Agent); (ii) liability insurance (including an endorsement naming the Pari Passu Agent as an additional insured), written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated; and (iii) with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, flood insurance in such reasonable total amount as the Pari Passu Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws, from a financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Grantor ceases to be financially sound and reputable, in which case, the Grantor shall promptly replace such insurance company with a financially sound and reputable insurance company), and, if required by the Pari Passu Agent, deposit copies of such policies with the Pari Passu Agent; and use commercially reasonable efforts to cause each policy of insurance to provide for no less than 10 days’ prior written notice to the Pari Passu Agent of cancellation of a policy due to non-payment of a premium and no less than 30 days’ prior written notice to the Pari Passu Agent of cancellation for any other reason.  Prior to an Event of Default, use of insurance proceeds shall be governed by the Term Loan Intercreditor Agreement.  If an Event of Default exists and is continuing, and the Pari Passu Agent has given notice to the Grantor that the Pari Passu Agent intends to exercise its rights under this Section 3.5, then, subject to the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

(b)Maintain and preserve all property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

Section 3.6 Real Property Taxes

.  The Grantor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Grantor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Grantor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Term Loan Intercreditor Agreement, the Grantor assigns to the Pari Passu Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Pari Passu Agent has given notice to the Grantor that the Pari Passu Agent intends to exercise its rights under this Section 3.7, then, subject to the terms of the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the ABL Controlling Agent) any

Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Deed of Trust.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Deed of Trust that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the ABL Loan Documents, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Power of Sale.  Pari Passu Agent may direct Trustee to exercise Trustee’s power of sale with respect to the Mortgaged Property, or any part thereof, in a non-judicial procedure as permitted by applicable law.  If Pari Passu Agent elects to exercise its power of sale with respect to the Real Property and other portions of the Mortgaged Property, or any part thereof, Trustee shall record a notice of default in each City in which any part of such Real Property and other Mortgaged Property is located in the form prescribed by applicable law and shall mail copies of such notice in the manner prescribed by applicable law.  After the time required by applicable law, Trustee shall give public notice of the sale to the persons and in the manner prescribed by applicable law. Trustee, without demand on Grantor, shall sell such Real Property and other Mortgaged Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines.  Trustee may postpone sale of all or any parcel of the Mortgaged Property in accordance with the provisions of applicable law. Trustee, Pari Passu Agent, or their designee, may purchase at any such sale.  Upon receipt of the price bid, Trustee shall deliver to the purchaser a Trustee’s deed conveying the Real Property and other Mortgaged Property that are sold.  The recitals in the deed of compliance with applicable law shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice. Grantor acknowledges that the power of sale granted in this Deed of Trust may be exercised by Trustee without prior judicial hearing. Grantor has the right to bring an action to assert the non-existence of an Event of Default or any other defense of Grantor to acceleration and sale.

Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a Trustee’s deed conveying the Mortgaged Property so sold without any covenant or warranty, express or implied.  The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements made therein.

(b) Pari Passu Agent’s Power of Enforcement.  The Pari Passu Agent may immediately foreclose this Deed of Trust by judicial action.  The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust by judicial procedure or in connection with the exercise of any non-judicial power of sale by the Trustee may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing the Pari Passu Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(c) Pari Passu Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Pari Passu Agent shall, at the direction of the ABL Controlling Agent or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in any foreclosure proceeding.

(d) Foreclosure as Mortgage.  This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Real Property in any manner permitted by the laws of the State and any foreclosure suit may be brought by the Trustee or by the Pari Passu Agent.

(e) Grantor, on its own behalf and on behalf of each party hereto, hereby requests a copy of any notice of default and a copy of any notice of sale hereunder be mailed to them at the applicable address provided in the first paragraph of this Deed of Trust.

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  Subject to the requirements of applicable law, the proceeds or avails of any trustee or foreclosure sale and all moneys received by Pari Passu Agent pursuant to any right given or action taken under the provisions of this Deed of Trust shall be applied as follows:

(a) To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made (including payment of the Trustee’s fees, attorneys’ fees and costs of title evidence), and in addition thereto, reasonable compensation to Pari Passu Agent, its agents and counsel, and all actual out of pocket expenses, advances, liabilities and sums made or furnished or incurred by Trustee, Pari Passu Agent or ABL Controlling Agent under this Deed of Trust and the ABL Loan Documents, together with interest at the maximum rate permitted by law, and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

(b) In accordance with the applicable provisions of the ABL Loan Documents, subject to the Intercreditor Agreements;
(c) To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Deed of Trust, or any of the ABL Loan Documents; and
(d) To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

The Grantor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Pari Passu Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Pari Passu Agent.

Section 4.4 Pari Passu Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Deed of Trust, and this Deed of Trust is foreclosed upon or judgment is entered upon any Obligations Secured, (or, in the case of a trustee’s sale, shall  have  met  the statutory requirements thereof with respect to such collateral), execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the ABL Controlling Agent.

Section 4.5 No Merger

.  In the event of a foreclosure of this Deed of Trust or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the ABL Controlling Agent, not be merged into any decree of foreclosure entered by the court, and the Trustee or Pari Passu Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Term Loan Intercreditor Agreement.

Section 5.2 Governing Law

.  This Deed of Trust shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

Section 5.3 Satisfaction of Deed of Trust

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Term Loan Intercreditor Agreement for release of the Mortgaged Property from this Deed of Trust, then the Pari Passu Agent shall, promptly upon request of the Grantor, request the Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and evidence of satisfaction of the Obligations Secured to the Trustee.  Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Deed of Trust shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Grantor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Grantor and to the Pari Passu Agent shall be deemed to include their respective successors and assigns.  The Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Grantor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Grantor agrees, to the full extent permitted by law, that neither the Grantor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the encumbrance hereof and agrees that the Pari Passu Agent or any court having jurisdiction to foreclose such encumbrance may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Grantor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Grantor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Deed of Trust and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Grantor or any affiliate to limit the right of the Pari Passu Agent to pursue or commence concurrent actions against the Grantor or any such affiliate or any property owned by any one or more of them.  Grantor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Pari Passu Agent or Trustee under this Deed of Trust and all notices of any Event of Default (except as may be provided for under the terms of this Deed of Trust) or of Pari Passu Agent’s or Trustee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Deed of Trust.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Deed of Trust to the contrary, in the event of a conflict or inconsistency between this Deed of Trust and the Term Loan Intercreditor Agreement, the provisions of the Term Loan Intercreditor Agreement will govern.  To the extent any provision of this Deed of Trust specifies performance according to standards established by the Term Loan Intercreditor Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Grantor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy by Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Deed of Trust, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  Any and all future advances (subject to the limitations on the principal amount of Obligations Secured elsewhere contained in this Deed of Trust) under this Deed of Trust and the ABL Loan Documents shall have the same priority as if the future advance was made on the date that this Deed of Trust was recorded. This Deed of Trust shall secure the Obligations Secured, whenever incurred, such Obligations Secured to be due at the times provided in the ABL Loan Documents. Notice is hereby given that the Obligations Secured may increase as a result of any defaults hereunder by Grantor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Pari Passu Agent elects to advance, defaults under leases that the Pari Passu Agent elects to cure, attorney fees or costs incurred in enforcing the ABL Loan Documents or other expenses incurred by the Pari Passu Agent in protecting the Collateral, the security of this Deed of Trust or the Pari Passu Agent’s rights and interests.

Section 5.8 Changes

.  Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Grantor and the Pari Passu Agent relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Grantor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Term Loan Intercreditor Agreement, in any action or proceeding arising out of or relating to this Deed of Trust, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Term Loan Intercreditor Agreement.

(b) The provisions of the Term Loan Intercreditor Agreement contained in Sections 8.7 and 8.8 thereof are hereby incorporated by reference as if set out in their entirety in this Deed of Trust.

(c) To the extent that the Grantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Deed of Trust.

(d) Grantor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Grantor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Pari Passu Agent to serve legal process in any other manner permitted by law or affect the right of the Pari Passu Agent to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Deed of Trust.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust.  In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Deed of Trust.

Section 5.12 Pari Passu Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Pari Passu Agent or the ABL Controlling Agent reasonably determines that the Grantor’s action is not protective of the interest of the Pari Passu Agent in the Mortgaged Property, Pari Passu Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Grantor or in the Pari Passu Agent’s name, that the ABL Controlling Agent, in its sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Pari Passu Agent provided Grantor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Pari Passu Agent shall promptly thereafter notify Grantor of the bringing of such proceeding).  Nothing herein is intended to prohibit Grantor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Deed of Trust, this Deed of Trust is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Grantor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Grantor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Grantor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Grantor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Grantor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Grantor  made herein or in any of the ABL Loan Documents evidencing or securing any obligation  under the ABL Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Deed of Trust and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the ABL Loan Documents and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS DEED OF TRUST SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS DEED OF TRUST MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS DEED OF TRUST ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Deed of Trust or any of the ABL Loan Documents, the liability of the Grantor hereunder shall not exceed the maximum amount of liability that the Grantor can incur without rendering this Deed of Trust void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.18 Second Lien Status

.    Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Beneficiary under this Deed of Trust and the exercise of any right or remedy by or for the benefit of Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Deed of Trust, the terms of the Term Loan Intercreditor

Agreement shall govern and control.  Any reference in this Deed of Trust to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Term Loan Intercreditor Agreement.  All representations, warranties, and covenants in this Deed of Trust shall be subject to the provisions and qualifications set forth in this Section 5.18.

Article 6 trustee PROVISIONS
Section 6.1 Liability of Trustee

.  Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct.  Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

Section 6.2 Retention of Money

.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received hereunder.

Section 6.3 Successor Trustees

.  Trustee may resign by the giving of notice of such resignation in writing to Pari Passu Agent. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Pari Passu Agent so to do, or if, for any reason, Pari Passu Agent shall prefer to appoint a substitute trustee to act instead of the forenamed Trustee, Pari Passu Agent shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee.  Pari Passu Agent may, from time to time, by a written instrument executed and acknowledged by Pari Passu Agent, mailed to Grantor and recorded in the City in which the Real Property is located and by otherwise complying with the provisions of the applicable law of the State, substitute a successor or successors to the Trustee named herein or acting hereunder.

Section 6.4 Perfection of Appointment

.  Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estate, properties, rights, powers and trusts of its, her or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Pari Passu Agent or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor Trustee so appointed in its, her or his place.

Article 7 LOCAL LAW PROVISIONS

Notwithstanding any provisions in this Deed of Trust to the contrary, Grantor acknowledges and agrees to the following:

Section 7.1 Acceleration; Remedies

.

(a) Beneficiary shall give notice to Grantor prior to acceleration following Grantor’s breach of any covenant or agreement in this Deed of Trust. The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than thirty (30) days from the date the notice is given to Grantor, by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Deed of Trust and sale of the Mortgaged Property. The notice shall further inform Grantor of the right to reinstate after acceleration and the right to assert in the foreclosure proceeding the non-existence of a default or any other defense of Grantor to acceleration and sale. If the default is not cured on or before the date specified in the notice, Beneficiary at its option may require immediate payment in full of all sums secured by this Deed of Trust without further demand and may invoke the power of sale, assent to decree, and/or any other remedies permitted by Applicable Law. Beneficiary shall be entitled to collect all expenses incurred in pursuing the remedies provided in Article 4, including, but not limited to, reasonable attorneys’ fees and costs of title evidence.

(b) If Beneficiary invokes the power of sale, Beneficiary shall mail or cause Trustee to mail a notice of sale to Grantor in the manner prescribed by Applicable Law. Trustee shall give notice of sale by public advertisement and by such other means as required by Applicable Law. Trustee, without demand on Grantor, shall sell the Mortgaged Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines. Trustee may postpone sale of all or any parcel of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale and by notice to any other persons as required by Applicable Law. Beneficiary or its designee may purchase the Mortgaged Property at any sale.

(c) Trustee shall deliver to the purchaser Trustee’s deed conveying the Mortgaged Property without any covenant or warranty, expressed or implied. The recitals in the Trustee’s deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all expenses of the sale, including, but not limited to, Trustee’s fees of five percent (5%) of the gross sale price and reasonable attorneys’ fees; (b) to all sums secured by this Deed of Trust; and (c) any excess to the person or persons legally entitled to it.

(d) Grantor, in accordance with Title 14, Chapter 200 of the Maryland Rules of Procedure, does hereby declare and assent to the passage of a decree to sell the Mortgaged Property in one or more parcels by the equity court having jurisdiction for the sale of the Mortgaged Property, and consents to the granting to any trustee appointed by the assent to decree of all the rights, powers and remedies granted to the Trustee in this Deed of Trust together with any and all rights, powers and remedies granted by the decree. Neither the assent to decree nor the power of sale granted in this Section 7.1 shall be exhausted in the event the proceeding is dismissed before the payment in full of all sums secured by this Deed of Trust.

Section 7.2 Release

.  Upon payment of all sums secured by this Deed of Trust, Beneficiary or Trustee, shall release this Deed of Trust and mark the Note “paid” and return the Note to Grantor. Grantor shall pay any recordation costs. Beneficiary may charge Grantor a fee for releasing this Deed of Trust, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Applicable Law.

Section 7.3 Substitute Trustee

.  Beneficiary, at its option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the city or county in which this Deed of Trust is recorded. Without conveyance of the Mortgaged Property, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee herein and by Applicable Law.

Section 7.4 Possession of the Mortgaged Property

.  Grantor shall have possession of the Mortgaged Property until Beneficiary has given Grantor notice of default pursuant to terms of the Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	Fleischmann’s Vinegar Company, Inc., a Delaware corporation
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal &Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of March, 2018, within my jurisdiction, the within named Michelle Mapes, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that she executed the same in her representative capacity, and that by her signature on the instrument, and as the act and deed of the person or entity upon behalf of which she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Ronda Alcala

Notary Public

My commission expires:

9/29/20

EXHIBIT A

Legal Description

The land referred to herein is situate in Baltimore City, Maryland and is described as follows:

Being part of the land conveyed by Burns Philp Food, Inc., formerly known as Fleischmann’s Yeast, Inc. to Fleischmann’s Vinegar Company, Inc., by Deed dated October 28, 2002 and recorded among the Land Records of Baltimore City, Maryland in Liber 2971 at folio 506, being parts of Parcel 1, Parcel 2, Parcel 3 and Parcel 4, and being more particularly described as follows:

REMAINDER OF PARCEL 1

BEGINNING FOR THE FIRST at a point at the northerly side of West Old Cold Spring Lane (40’ wide) and also being a point in Jones Falls running with and along the waters  two courses and distances:

1.North 23 degrees 40 minutes 00 seconds East 393.84 feet to a point; thence

2.North 54 degrees 40 minutes 00 seconds East 188.69 feet to a point on the westerly side of the Northern Central Railway right of way (66’ wide) thence running with and binding on the westerly side of said right of way the following two courses and distances:

3.South 20 degrees 17 minutes 00 seconds West 39.78 feet;

4.533.68 feet along the arc of a curve to the left, having a radius of 1468.37 feet and a chord bearing and distance of South 09 degrees 52 minutes 24 seconds West 530.74 feet to a point on the northerly side of Old West Cold Spring Lane, thence running with and binding on the northerly side of Old West Cold Spring Lane (40’ wide) the following three courses and distances;

5.North 76 degrees 58 minutes 50 seconds West 93.56 feet to a point; thence

6.North 58 degrees 34 minutes 49 seconds West 100.15 feet to a point; thence

7.North 60 degrees 51 minutes 30 seconds West 35.05 feet to the point of beginning; containing 73,303 sq. ft or 1.6828 acres.

P/O REMAINDER OF PARCEL 2 & REMAINDER OF PARCEL 3:

BEGINNING FOR THE FIRST at a point at the northerly side of West Old Cold Spring Lane (variable width) as described in a Deed from Fleischmann’s Yeast, Inc. to the Mayor and City Council of Baltimore, on September 5, 1990 in Liber 841 folio 284 thence; thence running with and binding on the northerly side of West Cold Spring Lane, the following four courses and distances

Exhibit A-1

(1)South 44 degrees 30 minutes 11 seconds West 48.77 feet to a point; thence

(2)South 72 degrees 24 minutes 45 seconds West 8.56 feet to a point; thence

(3)108.63 feet along the arc of a curve to the right, having a radius of 242.00 feet and a chord bearing and distances of South 70 degrees 48 minutes 53 seconds West 107.72 feet to a point of tangency, thence

(4)South 83 degrees 40 minutes 25 seconds West 111.07 feet to a point; thence leaving the northerly side of West Cold Spring Lane the following four courses and distances:

(5)North 10 degrees 32 minutes 06 seconds West 102.44 feet to a point; thence;

(6)North 23 degrees14 minutes 54 seconds East 84.10 feet to a point; thence;

(7)South 79 degrees 50 minutes 09 seconds East 7.89 feet to a point; thence;

(8)North 17 degrees 22 minutes 51 seconds East 65.80 feet to a point on the southerly side of Old West  Cold Spring Lane (40’ wide) thence running with and binding the southerly side of West Old Cold Spring Lane the following three courses and distances:

(9)South 58 degrees 34 minutes 49 seconds East 114.85 feet to a point;

(10)South 76 degrees 58 minutes 50 seconds East 99.75 feet to a point;

(11)North 88 degrees 40 minutes 00 seconds East 2.67 feet to a point; thence leaving the southerly side of West Old Cold Spring Lane the following course and distance;

(12)66.29 feet along the arc of a curve to the right, having a radius of 1468.37 feet and a chord bearing and distance of South 03 degrees 31 minutes 56 seconds East 66.28 feet to a point of beginning, containing 42,278 sq. ft. or 0.9705 acres.

P/O REMAINDER OF PARCEL 2 & REMAINDER OF PARCEL 4

BEGINNING FOR THE FIRST at a point found at the southerly side of West Cold Spring Lane (variable width) as also described in a Deed from Fleischmann’s Yeast, Inc. to the Mayor and City Council of Baltimore, on September 5, 1990 in Liber 841 folio 284 thence; thence running with and binding on the southerly side of West Cold Spring Lane the following two courses and distances:

(1)North 83 degrees 40 minutes 25 seconds East 109.54 feet to a point; thence;

(2)106.21 feet along the arc of a curve to the left, having a radius of 292.00 feet and a chord bearing and distance of South 85 degrees 54 minutes 22 seconds East 105.62 feet to a point; thence leaving the southerly side of West Cold Spring Lane the following two courses and distances:

(3)South 12 degrees 23 minutes 16 seconds East 46.13 feet to a point; thence

(4)South 01 degrees 28 minutes 23 seconds West 257.21 feet to a point; thence running along and with Jones Falls the following courses and distances:

(5)North 40 degrees 11 minutes 06 seconds West 75.00 feet to a point; thence

(6)North 23 degrees 35 minutes 06 seconds West 128.00 feet to a point; thence

(7)North 43 degrees 46 minutes 40 seconds West 170.41 feet to a point of beginning, containing 32,388 sq. ft. or 0.7435 acres.

TOGETHER WITH that perpetual ingress/egress easement set forth in Deed dated December 21, 1960 made by and between Standard Brands Incorporated and Mayor and City Council of Baltimore recorded among the Land Records of Baltimore City in Liber JFC No. 1001, folio 558.

Tax Parcel Numbers:

1. Ward 27 Section 69 Block 4756 Lot 005, being also known as 1916 West Old Cold Spring Lane

2. Ward 27 Section 69 Block 4756 Lot 002, being also known as 1915 West Old Cold Spring Lane

3. Ward 27 Section 69 Block 4756 Lot 001